
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      73,534,541
<SECURITIES>                                         0
<RECEIVABLES>                                  300,704<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              74,881,007<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                74,881,007<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,878,167<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,402,210
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                475,957
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            475,957
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   475,957
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $242,281 and receivables from DWR of $58,423.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,045,762.
<F3>Liabilities include redemptions payable of $2,504,668, accrued brokerage commissions of $245,809, accrued management fees of $187,873, accrued administrative expenses of $103,912 and accrued transaction fees and costs of $15,179.
<F4>Total revenues include realized trading revenue of $3,338,781, net change in unrealized of $(72,555) and interest income of $1,611,941.

